    Exhibit 10.1

EXECUTED VERSION

FIRST AMENDMENT TO TAX MATTERS AGREEMENT
This First Amendment (the “Amendment”), dated as of June 17, 2024, to the Tax Matters Agreement by and between International Paper Company, a New York corporation (“Parent”) and Sylvamo Corporation, a Delaware corporation (“SpinCo” and, together with Parent, the “Parties”) dated as of September 30, 2021 (the “Tax Matters Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Tax Matters Agreement.
WHEREAS, in connection with the spin-off of SpinCo by Parent, the Parties entered into the Tax Matters Agreement to set forth their agreement on the rights and obligations of Parent and SpinCo and their respective Affiliates with respect to the responsibility, handling and allocation of federal, state, local and non-U.S. Taxes, and various other Tax matters.
WHEREAS, under the Tax Matters Agreement, Parent and SpinCo agreed that Parent will pay sixty (60%) percent of the first $300 million of any Brazil Goodwill Taxes and 100% of any amount above $300 million of any Brazil Goodwill Taxes and SpinCo will pay forty (40%) percent of the first $300 million of any Brazil Goodwill Taxes and zero percent (0%) of any amount above $300 million (all amounts are in U.S. dollars) of any Brazil Goodwill Taxes; and
WHEREAS, in consideration for the guarantee entered into by Parent in connection with certain Surety Bonds, SpinCo agreed to pay to Parent in cash a guarantee fee calculated at an annual rate of one and a half (1.5%) percent based on forty (40%) percent of up to $300 million of the face amount of the Surety Bonds (the “Guarantee Fee”) for so long as the Surety Bonds remain outstanding; and
WHEREAS, the Parties desire to amend the Tax Matters Agreement to provide that if SpinCo elects to guarantee forty (40%) percent of the first $300 million of the Surety Bonds, the Guarantee Fee shall be zero.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as set forth herein.
Article 1
AMENDMENTS
Section 1.1     Schedule 2.3(f)(i) of the Tax Matters Agreement is hereby amended and restated as follows:
(f)    Guarantee Fee; Collateral Fee.
(i)    In consideration for the indemnity agreement or any other guarantee entered into by Parent in connection with the Surety Bonds, SpinCo shall pay to Parent in cash a guarantee fee calculated at an annual rate of 1.5%

based on 40% of the first $300 million of the face amount of the Surety Bonds (the “Guarantee Fee”) for so long as the Surety Bonds remain outstanding; provided that, if Parent is released from its guarantee of, and SpinCo unconditionally guarantees, the Surety Bonds in respect of 40% of the first $300 million of the face amount of the Surety Bonds, the Guarantee Fee shall be zero. The Guarantee Fee shall be payable quarterly in advance, with the first quarterly installment of the Guarantee Fee payable with respect to the period beginning on October 1, 2021 and ending on December 31, 2021. Each quarterly installment of the Guarantee Fee shall be payable in advance within fifteen (15) days following the beginning of the relevant quarter and shall be calculated based on the U.S. dollar equivalent of the face amount of the Surety Bonds outstanding on the last Business Day of the previous quarter, using the applicable spot exchange rate on such day with a true up payment to be made at the end of the relevant quarter if the face amount of the Surety Bonds outstanding is increased during such quarter.
Section 1.2 Schedule 2.3(f) is hereby amended to add the following provision as the third subsection thereof:
(iii)    To the extent SpinCo indemnifies or guarantees the provider or providers of the Surety Bonds, SpinCo shall take all actions to maintain such indemnity or guarantee to continue the Tax Contest relating to the Brazil Goodwill Taxes at all times, and shall not permit such indemnity or guarantee of the Surety Bonds to lapse without the prior written consent of Parent.
Article 2
GENERAL
Section 2.1     Except as may otherwise be expressly set forth in this Amendment, the terms and conditions of the Tax Matters Agreement remain unchanged and the Tax Matters Agreement, as amended by this Amendment, remains in full force and effect and the Parties continue to be bound by its terms, conditions, and effects.
Section 2.2     This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other Party hereto.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 17th day of June, 2024.
SYLVAMO CORPORATION
By:_________________________________
Name:
Title:
INTERNATIONAL PAPER COMPANY
By:_______________________________
Name:
Title: